Exhibit 5

                              MIRO WEINER & KRAMER
                           A PROFESSIONAL CORPORATION
                                ATTORNEYS AT LAW
                                    SUITE 100
                            500 NORTH WOODWARD AVENUE
                                  P.O. BOX 908
                      BLOOMFIELD HILLS, MICHIGAN 48303-0908
                            TELEPHONE (810) 646-2400
                            FACSIMILE (810) 646-2681


                                            November 25, 1996



Taubman Centers, Inc.
200 East Long Lake Road
Bloomfield Hills, Michigan  48304

Re:  Registration Statement on Form S-3 (the "Registration Statement")

Gentlemen:

This opinion is furnished to you (the "Company") in connection with the filing of the Company's Registration Statement with the Securities and Exchange Commission on or about November 25, 1996. Terms used in this opinion letter that are defined in the Registration Statement and that are not otherwise defined in this opinion letter shall have the meanings ascribed to them in the Registration Statement.

You have supplied us with, and we have examined in our capacity as counsel to the Company, such documents and other information as we deem necessary and relevant as a basis for the opinion expressed below. In all such examinations, we have assumed the genuiness of all signatures and all original and certified documents and the conformity to original and certified documents of all copies submitted to us as conformed or photostatic copies. As to various questions of fact material to such opinions, we have relied upon statements or certificates of officers and representatives of the Company and others.

We have also assumed that the Company's Board of Directors will have duly authorized the issuance of the Common Stock and Common Stock Warrants at, or prior to, the time of their issuance and that they are paid for in accordance with such authorization.

Based upon the foregoing, it is our opinion that the Common Stock and Common Stock Warrants registered under the Registration Statement will, when issued, be duly and validly issued, fully paid and nonassessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the reference to our Firm under the caption "Legal Matters" in the Prospectus that constitutes a part of the Registration Statement.

                                            Very truly yours,

                                            /S/MIRO WEINER & KRAMER